Exhibit 10.1

Hemispherx Biopharma, Inc.

2117 SW Highway 484

Ocala, FL 34473

July 17, 2019

Maxim Group LLC

405 Lexington Avenue

New York, New York 10174

Re: Termination of Equity Distribution Agreement by and between Hemispherx Biopharma, Inc. (the “Company”) and Maxim Group LLC (“Maxim”) dated July 23, 2012, as subsequently amended (the “EDA”)

Dear Sir or Madam:

Pursuant to our discussions we have agreed to terminate the EDA. Accordingly, pursuant to Section 7(a) of the EDA, the Company hereby terminates the EDA, effective as of the close of business today, July 17, 2019.

Sincerely,

/s/ Thomas K. Equels
Thomas K. Equels, CEO